                                                                   EXHIBIT 10.37

                           HCC PARTICIPANT AGREEMENT


         This Agreement (the "Agreement") is entered into by and between THE HOTEL CLEARING CORPORATION, a Delaware corporation ("HCC"), and HILTON HOTELS CORPORATION, a Delaware corporation, (hereinafter called "HILTON"), to be effective the 13th day of January, 1998.

SECTION 1.       DEFINITIONS

         1.1 For purposes of this Agreement, the following definitions shall apply:

                 (i) Commissionable Reservations. Commissionable Reservations within a particular time period equals the number of reservations (both voice and electronic) processed through the HCC System within such time period that results in a hotel stay and that are identified as "commissionable" or "partially commissionable" on the transaction records provided by HILTON to HCC and for which a travel agent commission is paid pursuant to this Agreement.

                 (ii) HCC System. The HCC System is an automated clearinghouse system to provide for the coordination of reservation information, transfer of hotel reservation commissions and ancillary services to travel agents and Participating Entities.

                 (iii) Participating Entity. A Participating Entity, including its participating affiliates or franchisees, is an operator of a hotel reservation system that has executed an HCC Participant Agreement.

                 (iv) HCC Travel Agents. An HCC Travel Agent is a travel agency with a valid ARC or IATA number who has executed an HCC Subscriber Agreement substantially in the form attached hereto as Exhibit C. A list of current HCC Travel Agents will be periodically provided by HCC to HILTON.

                 (v) HCC Travel Agent Commissions. HCC Travel Agent Commissions are the commissions paid by HILTON to HCC Travel Agents pursuant to this Agreement. HCC Travel Agent Commissions will be based on commission rates provided to HCC by HILTON.

                 (vi) Non-HCC Travel Agent. A Non-HCC Travel Agent is any person or entity with a valid ARC, IATA or pseudo number who has not executed an HCC Subscriber Agreement who makes reservations with a Participating Entity for a Non-HCC Travel Agent Commission.



* Confidential Treatment Requested by Pegasus Systems, Inc.

INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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
                 (vii) Non-HCC Travel Agent Commissions. Non-HCC Travel Agent Commissions are the commissions paid pursuant to this Agreement by HILTON to Non-HCC Travel Agents for reservations made with HILTON. Non-HCC Travel Agent Commissions will be based on commission rates provided to HCC by HILTON.

SECTION 2.       THE HCC SYSTEM

         2.1 Schedule of Implementation. Hilton agrees to the following Schedule of Implementation:

                 (i) HILTON will begin processing some of the commission payments from its US properties that subscribe to HILTON's centralized commission program during the month of April, 1998 and, no later than May 31, 1998, HILTON will include all of its properties located in the US that subscribe to HILTON's 's centralized commission program in the HCC System and will begin processing all HCC Travel Agent Commissions paid by its US properties; and

                 (ii) No later than June 30, 1998, HILTON will include all of its properties that subscribe to HILTON's centralized commission program in the HCC System and will begin processing all HCC and Non-HCC Travel Agent Commissions paid by all of its properties.

         2.2 Duties of HCC. Subject to delays caused by HILTON or its agents or a Force Majeure event described in Section 6.2 hereof, pursuant
Section 2.1 above, HCC will diligently and in good faith do all of the following: provide, maintain and operate the HCC System for the use and benefit of HILTON, its participating franchisees and affiliates, and other Participating Entities. HCC will provide all reasonable and necessary technical support, hardware and software, except as otherwise provided herein, and modifications to the HCC System to provide clearinghouse services to HILTON, its participating franchisees and affiliates, as described below. Upon compliance with the terms of this Agreement by HILTON, its participating franchisees and affiliates, and subject to Sections 5 and 6 hereof, HCC will provide the following clearinghouse services to HILTON, its participating franchisees and affiliates:

                 (i) identify HILTON (and designated affiliates and franchisees of HILTON) to travel agents as being an HCC System Participating Entity;

                 (ii) provide billing statements for HCC and Non-HCC Travel Agent Commissions, * (as defined herein), * (as defined herein) and other fees, costs and expenses to HILTON no later than the fifteenth (15th) business day after the end of each month as provided in Section 3 below;

                 (iii) using electronic funds transmittal where commercially reasonably, within five (5) business days of receipt, distribute collected HCC and Non-HCC Travel Agent Commissions received from HILTON and its participating affiliates and franchisees to the appropriate HCC and Non-HCC Travel Agents as set forth in the travel agent commission information provided by




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HILTON, provided that, for Non-HCC Travel Agent Commissions there shall be a maximum of one check issued per month for each ARC, IATA or pseudo number. All funds shall be held by HCC for the benefit of HILTON until paid by HCC to the travel agents as designated by HILTON. HCC shall not acquire any interest of any type in such funds. All amounts due for each payment period to any one location shall be made in one payment.

                 (iv) provide no later than the fifteenth (15th) business day of each month, reports to HILTON and HCC and Non-HCC Travel Agents reflecting the travel agent's reservation transactions with HILTON and commissions owed based upon the data provided to HCC by HILTON and its affiliates and franchisees who are participating in the HCC System;

                 (v) receive, and promptly review and respond to all travel agent commission inquiries received by mail, phone, fax, via e-mail or through the Internet.

                 (vi) provide toll free telephone customer support services to HCC and Non- HCC Travel Agents from 8:00 a.m. to 5:30 p.m., Dallas, Texas time, Monday through Friday, exclusive of legal holidays.

                 (vii) provide HILTON with combined monthly reporting along with two separate reports showing HCC and Non-HCC Travel Agent transactions containing the information set forth on Exhibit B hereto; and

                 (viii) be responsible, by mutually acceptable procedures to be implemented by HCC, for complying with the laws and regulations relating to the payment of funds and treatment of unclaimed property resulting from checks issued to travel agents under this Agreement.

The procedures of the HCC System are subject to changes for enhancements from time to time as reasonably determined by HCC.

         2.3 Duties of HILTON. Subject to delays caused by HCC or its agents or a Force Majeure event described in Section 6.2 hereof and upon compliance with the terms of this Agreement by HCC, HILTON shall diligently and in good faith do the following:

                 (i) Cooperate fully with HCC personnel with respect to the implementation of the HCC System between travel agents and HILTON and its participating affiliates and franchisees;

                 (ii) Provide HCC with all that is required by HCC to process all travel agent commissions resulting from reservations (including all reservations made electronically or by voice, whether directly to the property or through the use of a central reservation "800" phone number, inclusive of no-shows, cancellations and non-commissionable transactions) made by travel agents with HILTON and its participating affiliates and franchisees no less often than on a monthly basis, HILTON hereby acknowledging responsibility for such data being complete and accurate and inclusive of all of the information necessary for HCC to provide the clearinghouse services described





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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in Section 2.2 hereof and, without limitation, being such information as set forth on Exhibit A hereof; and permit and authorize HCC to obtain and use such data concerning such reservations made with HILTON and its participating affiliates and franchisees who are participating in the HCC System for purposes permitted under this Agreement except such data designated as confidential pursuant to Section 7 hereof;

                 (iii) Collect all HCC and Non-HCC Travel Agent Commissions and fees owed by all HILTON's hotels and its participating franchisees and affiliates and pay such commissions and fees to HCC pursuant to this Agreement within 48 hours of receipt of the billing statement described in Section 3.4 hereof;

                 (iv) Use reasonable efforts to notify its franchisees and affiliates of the relevant requirements of this Agreement;

                 (v) Permit HCC to use its name and that of any participating affiliate or franchisee as an entity participating in the HCC System (but not any logos or trademarks); and

                 (vi) Provide HCC will a monthly pseudo number file to update the Non- HCC Travel Agent list with address information for check processing.

         2.4 Modification or Enhancement of the HCC System or HILTON System. HCC may in its sole discretion modify the operation or enhance the capability of the HCC System. In the event such modification or enhancement would require HILTON to modify its central reservation system, property management system or any other technology or system of HILTON, HILTON may, at its sole option, (i) elect to accept the modification or enhancement and, in such event HILTON shall make modifications to its systems as are necessary at its sole expense, or (ii) elect to not accept the modification or enhancement. HCC will provide at least ninety (90) days' prior notice to HILTON of such modification or enhancement.

SECTION 3.       FEES, COSTS, AND PAYMENTS

         3.1 Implementation Fee. Upon completion of the implementation of the HCC System as set forth in Section 2.1(i) hereof, * Upon completion of the implementation of the HCC System as set forth in Section 2.1(ii) hereof, *

         3.2 The HCC Fees. HILTON shall pay a fee of US * for each payment per location issued in US Dollars to a Non-HCC Travel Agent on behalf of HILTON pursuant to this Agreement. HILTON shall pay a fee of US * for each payment per location not issued in US Dollars to a Non-HCC Travel Agent on behalf of HILTON pursuant to this Agreement.

         3.3 Transaction Fee. For each HCC Travel Agent Commissionable Reservation processed pursuant to this Agreement, the following fees shall be paid:





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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                 (i)      For each of the first, *  each month,  *

                 (ii)     For each of the next   *  each month,  *

                 (iii)    For each of the next   *  each month,  *

                 (iv)     For each of the next   *  each month,  *

                 (v)      For each of the next   *  each month,  *

                 (vi)     For each Commissionable Reservation  *  each month,  *

         Notwithstanding any other provision hereof, in the event HILTON's travel agent commission rates become materially less favorable to travel agents than the generally accepted industry standard commission rates for hotel reservations that exist as of the date of this Agreement, the parties agree to renegotiate the fees payable hereunder or HCC may terminate this Agreement within thirty (30) days after notice of the aforementioned commission rate change.

         3.4 Commission Payments. HCC shall pay HCC and Non-HCC Travel Agent Commissions in the travel agent's local currency or the currency of choice of the travel agent.

         3.5 Disputed Commissions. HCC will provide HILTON and HCC Travel Agents with periodic reports indicated under Section 2.1(iv) that will indicate any exceptions to HCC Travel Agent Commissions, based on discrepancies between information given HCC by HILTON compared to other information available to HCC. With respect to all exceptions for which HILTON provides supporting documentation, HCC will forward such documentation to the appropriate HCC Travel Agent(s), and the HCC Travel Agents involved may pursue such dispute directly with HILTON, but, absent HCC negligence, error or intentional misconduct, HCC will not have any liability to either HILTON or any travel agent (HCC or Non-HCC) with respect to the resolution of any disputed commission. No dispute concerning any travel agent commissions will in any way affect or reduce the obligations of HILTON to (i) timely pay all other undisputed travel agent commissions and (ii) timely pay to HCC all HCC Fees and other undisputed fees, costs and additional expenses owed by HILTON under this Agreement.

         3.6 Billing Statements. Based upon the information provided HCC by or with respect to HILTON and its participating affiliates and franchises pursuant to Section 2.3, above, HCC will provide HILTON a monthly billing statement detailing (i) HCC and Non-HCC Travel Agent Commissions to be paid by HILTON for the period covered by such billing statement; (ii) HCC Fees to be paid by HILTON for the period covered by such billing statement; (iii) * for the period covered by such billing period; and (iv) all other costs and fees as provided by this Agreement. All HCC Fees and other costs as provided herein and all HCC and Non-HCC Travel Agent Commissions shall be paid by HILTON to HCC in US Dollars.





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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SECTION 4.       TERM

         4.1 Term of Agreement. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall expire four (4) years after the date of this Agreement. However, this Agreement may be renewed and extended for additional twelve (12) month periods by mutual agreement signed by both parties.

SECTION 5.       TERMINATION

         5.1 Termination Upon Default. Upon the occurrence of an Event of Default (as defined below) by either party and the failure of such party to cure such default after notice and opportunity to cure as provided by Section
6.3 below, the nondefaulting party may terminate this Agreement at any time.

         5.2 Suspension of Status. Upon the occurrence of an Event of Default by HILTON or one of HILTON's affiliates or franchisees and the failure of the defaulting entity to cure such default after notice and opportunity to cure as provided by Section 6.3 below, then, if HCC does not terminate this Agreement under Section 5.1, until such time as such Event of Default is cured HCC shall have the right to suspend the status of the defaulting entity as a Participating Entity and to notify all travel agents of such default and suspension through central reservation systems or otherwise.

SECTION 6.       DEFAULT

         6.1 Events of Default. Subject to Section 6.2 below, any one of the following will be considered an Event of Default:

                 (i) The failure of either party to pay any amount due hereunder within the time required;

                 (ii) The failure of either party to satisfy the obligations set forth in this Agreement;

                 (iii) The refusal or failure of either party (including HILTON's participating affiliates and franchisees) to perform diligently and in good faith each and every material provision of this Agreement;

                 (iv) The commencement by either party of a voluntary case under Chapter 11 or 7 of the United States Bankruptcy Code, as from time to time in effect, the commencement against either party of an involuntary case under said Chapter 11 or 7, either party seeking relief as a debtor under any applicable law, other than said Chapter 11 or 7, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification of the rights of creditors, the entry of a court order adjudging the party bankrupt or insolvent, ordering its liquidation or reorganization or





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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assuming custody or appointing a receiver or other custodian of its property, or its making an assignment for the benefit of, or entering into a composition with, its creditors; or

                 (v) Any such Event of Default shall not relieve the defaulting party from any of its obligations hereunder, and the non-defaulting party shall, except as provided in this Agreement, be entitled to whatever remedies at law or in equity are available to it.

         6.2 Force Majeure. It will not constitute an Event of Default if such event listed in Section 6.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 6.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

         6.3 Cure Period. Upon the occurrence of an Event of Default the non-defaulting party will give written notice to the defaulting party specifying the alleged default. In the case of a monetary default relating to commission payments by HILTON or any of its participating affiliates or franchisees, HILTON will only be allowed to cure such default within two (2) business days after receipt of such notice, by delivering that amount owed to HCC in good funds into HCC's bank account. In all other instances, the defaulting party will be entitled to thirty (30) days from receipt of notice within which to cure the default.

SECTION 7.       CONFIDENTIALITY

         7.1 Proprietary Information. During the term of this Agreement, it is acknowledged by HILTON and HCC that each may receive confidential and proprietary information that is the property of the other party. All such confidential and proprietary information will be marked or otherwise identified as such and will be treated as confidential and proprietary subject only to disclosure where required by law or where such information becomes part of the public domain through no fault of the receiving party, is independently developed by the receiving party or obtained by the receiving party from a third party free to disclose such information. Such designation may be removed by each party making the designation. HILTON acknowledges that it will have no access to and will not use the HCC System or related property, other than as specifically provided for in this Agreement, and that such system and related property is confidential and proprietary property of HCC. HCC acknowledges that information concerning HILTON's and its affiliates' and franchisees' internal operations shall be deemed confidential information hereunder. Any use of the other party service marks or trade names is subject to prior written approval of the other party, except that the Hilton logo may be used in the graphics of any Registration Statement of the Company filed with the Securities and Exchange Commission or in any annual report identical to past approved uses and, provided, that HILTON may describe the HCC System contemplated by this Agreement in its franchise offering circular and other materials as required by state or federal law. The provisions of this Section 7.1 will remain binding and in force and effect as long as such information remains





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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confidential (other than by breach of this Agreement), notwithstanding the expiration or termination of this Agreement at any time. All participating affiliates and franchisees of either party shall be bound by this provision and each party shall take all reasonable steps to notify its affiliates and franchisees of such requirements.

SECTION 8.       INDEMNIFICATION

         8.1     Indemnification in the Event of Certain Losses.  Subject to
Section 9.2, HILTON agrees to indemnify and hold harmless HCC and HCC's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring as a result of or arising out of a material breach of this to the extent not caused by the fault of HCC ("HCC's Losses"). Subject to Section 9.2, HCC agrees to indemnify and hold harmless HILTON, and HILTON's affiliates, franchisees, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("HILTON's Losses") occurring as a result of or arising out of a material breach of this Agreement on account of non-payment to travel agents of funds received by HCC for such payment or HCC's (or its affiliates or franchisees) fault to the extent not caused by the fault of HILTON. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 8.1, such indemnified party will give prompt notice thereof to the indemnifying party and the indemnifying party will be entitled to participate therein or, to the extent that it wishes, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement. Whether or not the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable for any compromise or settlement of any such action or claim effected without its consent (which shall not be unreasonably withheld).

SECTION 9.       DISCLAIMER OF WARRANTIES

         9.1 Waiver of Warranties. EXCEPT TO THE EXTENT RESULTING FROM HCC'S BREACH OF THIS AGREEMENT OR ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, HCC WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY FALSIFICATIONS OR INACCURACIES IN THE HILTON OR THIRD PARTY DATA OR THE INFORMATION PROCESSED BY OR THROUGH THE HCC SYSTEM NOR WILL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE DATA OR THE PAYMENT OF COMMISSIONS UNLESS EXPRESSLY SET FORTH HEREIN. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE,





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR
PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY HCC AND WAIVED BY HILTON.

         9.2 No Consequential Damages. Neither party will be liable to the other for any consequential damages caused or resulting from any breach of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

SECTION 10.      MISCELLANEOUS

         10.1 Arbitration of Disputes. Any controversy or claim arising out of or relating to this contract, or the breach thereof, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Each party will select one arbitrator within thirty (30) days of notice of the dispute, and the two (2) arbitrators selected shall select a third neutral arbitrator within thirty (30) days after the second arbitrator is chosen. All reasonable and necessary costs and fees (including attorney's fees) incurred in connection with the arbitration will be borne by the losing party or assessed in the award as otherwise deemed appropriate by the arbitrators. If the demand for arbitration is initiated by HILTON, venue of the arbitration proceedings will be determined by HCC. If the demand for arbitration is initiated by HCC, venue of the arbitration proceedings will be determined by HILTON.

         10.2 Exclusive Agreement. HILTON acknowledges and agrees that this is an exclusive agreement with respect to travel agent commissions clearinghouse services for hotels that subscribe to HILTON's centralized commission program and that it may not contract with other parties providing same or similar services.

         10.3 Status of Parties. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length. HCC will not be deemed by this Agreement to be granting a license to HILTON with respect to the HCC System or any software or service mark related thereto, or otherwise, this being a contract for the use and rendering of services only.

         10.4 Assignment. This Agreement is not assignable by HCC or HILTON without the prior written consent of the nonassigning party and such consent shall not be unreasonably withheld or delayed, provided however either party may assign this Agreement in the event of a merger, acquisition, or sale of substantially all of the party's assets.

         10.5 Notices. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered, (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping





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prepaid, (d) sent by telecopy with confirmation of receipt of telecopy to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other communications (except in the case of electronically transmitted data) shall be addressed as follows:

         If to HCC:                             If to HILTON:
         Hotel Clearing Corporation             Hilton Hotels Corporation
         3811 Turtle Creek Blvd., Suite 1100    9336 Civic Center Drive
         Dallas, TX 75219                       Beverly Hills, California 90210
         Attention: John F. Davis, III          Attention: Bruce Rosenberg
         (Facsimile: (214) 528-5675)            (Facsimile: (310) 859-2513)
                                                cc: Executive Vice President and General Counsel

or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices will be deemed given and received when received.

         10.6 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles.

         10.7 Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between HCC and HILTON with respect to the provision of services under the HCC System and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement that are not contained in this Agreement.

         10.8 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

         10.9 Confidentiality of the Agreement. The parties agree that the terms and provisions of this Agreement will be kept confidential and shall be disclosed only to those persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity and this Agreement may be disclosed, to the extent required, in connection with filings with the Securities and Exchange Commission.

         10.10 Software and Intellectual Property. Each of the parties hereto represents and warrants to the other that, with respect to all software and other intellectual property in connection with the operation of the Interface furnished or required to be furnished pursuant to this Agreement (collectively, the "Intellectual Property"), each either owns the Intellectual Property furnished by it or is fully authorized to deliver the Intellectual Property and to allow the Intellectual Property to be used in connection with the Interface, as contemplated by this Agreement. Should any claim be





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raised by any third party that the use of any of the Intellectual Property or the delivery of any of the Intellectual Property in connection with this agreement constitutes infringement of any patent, copyright, license or other property right (a "Claim"), the party furnishing such Intellectual Property shall, at its expense, defend any such Claim in accordance with the provisions of Section 8.1 of this Agreement. Should either party be temporarily or permanently enjoined from using any of the Intellectual Property as a result of any Claim, the other party, at its option and own expense, shall either procure the right to continue to use the Intellectual Property free from any Claim or replace or modify the offending Intellectual Property so that its use becomes non-infringing, within 15 days of the date on which it receives notice of the claim (either such corrective action being referred to herein as a "Correction"). If a Correction is not accomplished, the party who furnished the Intellectual Property resulting in the Claim shall be deemed to be in default of this Agreement, and in such event, Sections 5.1 and 6.1 of this Agreement shall control; provided, however, that the 15 day period specified above shall be deemed to be the applicable cure period under Section 6.3, and once that 15 day period has expired without a Correction having occurred, the applicable cure period under Section 6.3 shall be deemed to have expired. Without limiting Article 8 of this Agreement, the party who furnished the Intellectual Property resulting in the Claim shall also be obligated to indemnify the other party for any of its losses (such losses being THISCO's Losses or HOTEL's Losses, as the case may be, as defined in section 8.1 hereof) in connection with any Claim for which a Correction is not made within such 15 day period, in accordance with Article 8.

         10.11 Other HCC Participant Agreements. In the event any other HCC Participant Agreement shall contain provisions regarding fees as specified in Sections 3.2 and 3.3 hereof, rights of termination as set forth in Section 5 hereof, indemnification as set forth in Section 8 hereof or disclaimer of warranties as set forth in Section 9 hereof, any of which are substantially and materially more favorable than those provisions contained herein, HCC shall promptly provide notice to HILTON of such provision(s) and HILTON shall have the right to amend this Agreement to include the affected provisions.

AGREED to as of the date first written above.

THE HOTEL CLEARING CORPORATION


By:  /s/ John F. Davis
    -------------------------------
    John F.  Davis, III
    President

HILTON HOTELS CORPORATION


By:  /s/ Francis Joseph Durocher
    ------------------------------
    Francis Joseph Durocher
    Senior Vice President





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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
                                  EXHIBIT "A"


              Initial Information to be Provided by HILTON to HCC


The fields in each commission record are the following:

-Record identifier          required     validated
-Chain record number        required     check for duplicates
-Chain/Brand code           required     validated
-Booking source             required     validated
-Property ID                required     validated
-PNR Number                 optional     no checks
-Confirmation number        required     validated presence
-Cancellation number        optional     no checks
-Corporate ID number        optional     no checks
-Subscriber IATA number     required     validated HCC User
-Group/Guest last name      required     validated presence
-Group/Guest first name     optional     no checks
-Status code                required     validated
-Reason code                optional     if present, validate
-Arrival date               required     validated, no future
-Departure date             required     validated, no future
-Number of nights           required     validated presence
-Number of rooms            required     validated presence
-Commissionable revenue     required     validated, no neg.
-Gross Commission           required     validated, no neg.
-Adjustment amount          required     validated presence
-Net Commission due         required     validate computation
-Currency code              required     validated
-Comments                   optional     no checks





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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
                                   EXHIBIT B

                  INFORMATION CONTAINED IN TWO REPORTS SHOWING
                   HCC AND NON-HCC TRAVEL AGENT TRANSACTIONS.





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

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
                           HOTEL CLEARING CORPORATION
                              SUBSCRIBER AGREEMENT


SUBSCRIBER hereby contracts with THE HOTEL CLEARING CORPORATION ("HCC") to provide records of hotel reservation bookings and to process hotel reservation commissions on the following terms and conditions:

Definitions:

"SUBSCRIBER" is the travel agency and all of its participating travel agent locations.

"HCC System" is HCC's clearing house system which accounts for reservations made by travel agents with HCC Hotels and processes commissions payable to those travel agents for the reservations.

"HCC Hotel" is a hotel property who is a participant in the HCC System.

"HCC Reservation" is a reservation at an HCC Hotel originated by SUBSCRIBER for which the HCC Hotel has been paid for all or a part of the reserved stay, including non-refundable deposits for reservations originated by SUBSCRIBER, for which SUBSCRIBER is entitled to a commission. HCC Reservations include reservations made by telephone or electronically.

"HCC Reconciliation Report" is a record of all HCC Reservations for a specified month and a computation of the commission due SUBSCRIBER for those reservations.

"Subscriber Commission" is the commission payment owed to SUBSCRIBER by an HCC Hotel as reported in the HCC Reconciliation Report less the HCC Fee.

1. Term and Termination. The initial term of this Agreement shall be three (3) years but it shall continue in effect thereafter for successive one
(1) year terms unless terminated by notice at least ninety (90) days prior to the expiration of the initial term or any additional one (1) year term.

2. "HCC Fee". This is the amount paid by SUBSCRIBER to HCC for the services set forth herein which shall be (i) during the first eighteen (18) months of this Agreement, an amount equal to * of the total monthly commission paid by HCC Hotels to SUBSCRIBER as set forth on the HCC Reconciliation Report and (ii) for the remainder of the term of this Agreement, an amount equal to * of the total monthly commission paid by HCC Hotels to SUBSCRIBER as set forth on the HCC Reconciliation Report, plus all fees for Optional Services, if any, requested by SUBSCRIBER.

3. The HCC System. During the term of this Agreement, HCC shall within fifteen (15) business days after the end of each calendar month (the "Month"),
(i) submit a HCC Reconciliation Report to each HCC Hotel for payment to HCC of all commissions the HCC Hotel owes to





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

SUBSCRIBER for HCC Reservations for the Month, (ii) transmit to SUBSCRIBER by mail the monthly HCC Reconciliation Report and (iii) pay to SUBSCRIBER by check in the local currency of SUBSCRIBER the total Subscriber Commissions paid by all HCC Hotels pursuant to the HCC Reconciliation Report for the Month (converted to U.S. dollars if necessary).

4. Optional Services. HCC will provide the following services selected by SUBSCRIBER for the fee indicated:

         [ ] Electronic fund transfer of the Subscriber Commission to SUBSCRIBER's U.S. bank account. Monthly Fee: ______________.

         [ ] Electronic media transfer to SUBSCRIBER of the HCC Reconciliation Report. Monthly Fee: ______________.

         [ ] Quarterly and annual executive summary reports (by ARC number, HCC assigned customer number or payment location) of Subscriber Commission transactions which includes information by hotel, number of room nights, commissionable revenue and average commission per stay. Monthly Fee: ______________.

5. Acknowledgment and Disclaimer. SUBSCRIBER acknowledges that the services rendered by HCC are those of a clearing house and, except as expressly set forth herein, under no circumstances shall HCC be responsible for the collection of commissions owing SUBSCRIBER. HCC shall not be responsible or liable for any inaccuracy in the information provided to SUBSCRIBER in the HCC Reconciliation Report or any other report. HCC shall only be liable to SUBSCRIBER for Subscriber Commissions actually collected by HCC. In the event HCC shall fail in any respect to perform the services set forth herein, it shall, under no circumstances, be liable for uncollected commissions to SUBSCRIBER or any other liability resulting therefrom including, without limitation, consequential damages. SUBSCRIBER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THIS AGREEMENT BY HCC SHALL BE TERMINATION OF THIS AGREEMENT AND THE ENTITLEMENT TO SUBSCRIBER COMMISSIONS ACTUALLY COLLECTED AND NOT PAID. ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATIONS, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE, OR OTHERWISE, ARE DISCLAIMED AND WAIVED. In the event a failure or delay in the performance of this Agreement results from an act of God, labor strike or other events beyond the control of the party obligated to perform, such failure or delay shall not constitute a breach of this Agreement nor shall the parties hereto be liable for damages resulting from such event.

6. Dispute Resolution. In the event of any dispute between HCC and SUBSCRIBER arising out of this Agreement, the parties agree that the laws of the State of Texas, USA shall control and that venue of any legal proceeding shall be in Dallas, Texas USA. In the event a dispute arises between SUBSCRIBER and a HCC Hotel with respect to a HCC Reconciliation Report or a commission, HCC shall have no obligation or liability with respect to such dispute and





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.

SUBSCRIBER agrees that SUBSCRIBER shall be solely responsible for any action to resolve the dispute and/or to collect its commission and agrees to indemnify HCC for any liability arising therefrom.

7.       Miscellaneous.

         a) Any notice to be provided with respect to any matter arising out of this Agreement shall be in writing and shall be delivered by certified mail or next day delivery.

         b) HCC and SUBSCRIBER may disclose the existence of this Agreement in releases to the public or otherwise. HCC may use SUBSCRIBER'S name and address in any listing, advertisement or promotional material to indicate that SUBSCRIBER has signed this Agreement and endorses the HCC System.

         c) Any proprietary information disclosed to SUBSCRIBER by HCC or its representatives shall be so designated and shall be treated as confidential.

         d) This Agreement contains all of the provisions of any agreement between HCC and SUBSCRIBER with respect to the subject matter set forth herein and all agreements in effect prior to the date hereof with respect to the subject matter hereof, including but not limited to HCC Subscriber Agreements executed prior to the date hereof, are hereby terminated. SUBSCRIBER has not relied upon any promises or representations by HCC except as set forth herein.

         e) This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto.

THE HOTEL CLEARING CORPORATION
3811 TURTLE CREEK BLVD., SUITE 1100                --------------
DALLAS, TEXAS 75219                                (AGENCY NAME)



-------------------------------------------        -------------------------
(Signature)                                               (Signature)



-------------------------------------------        -------------------------
Printed Name                                              Printed Name



-------------------------------------------        -------------------------
Date                                                          Date





* CONFIDENTIAL TREATMENT REQUESTED BY PEGASUS SYSTEMS, INC.